UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2007

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(484) 947-2000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2007, the Board of Directors of Nobel Learning Communities, Inc. (the “Company”) approved certain compensatory arrangements with respect to its named executive officers.

The Board, upon the recommendation of the Compensation Committee, reviewed the performance of the Company against the targets set by the Board in the beginning of fiscal year 2007. Following this review, the Board approved the payout of bonuses under the 2007 Annual Incentive Compensation Plan at 100% of the targeted amount. The 2007 non-equity incentive bonuses were awarded in the amounts set forth in the table below.

The Compensation Committee had engaged Radford Surveys and Consulting, a unit of AON Consulting as its independent compensation consultant to assist the Compensation Committee with its development of an executive compensation program for fiscal 2008 (the “2008 Compensation Program”). Upon the recommendation of the Compensation Committee, the Board approved the 2008 Compensation Program. The 2008 Compensation Program consists of base salary, an annual non-equity incentive bonus, equity awards and deferred compensation awards.

Pursuant to the 2008 Compensation Program, the Board approved the following:

(a) base salaries for fiscal 2008 as set forth on the table below;

(b) financial targets against which the performance of the Company is met. If the targets are met, the named executive officers can earn a percentage of base salary as a bonus. Mr. Bernstein is eligible to earn up to 100% of his base salary if 100% of the targets are met. The other named executive officers can earn up to 50% of their base salary if 100% of the targets are met.

(c) stock option grants to acquire shares of common stock. Thirty-three percent of the award to the named executive officers is at risk and will be awarded based on fiscal 2008 performance. The target awards for the named executive officers is set forth below.

(d) a Company contribution of 10% of cash compensation to the named executive officers’ deferred compensation accounts. The named executive officers will fully vest in this contribution after the named executive officers have participated in the deferred compensation program for five years.

	2007 Non-Equity Incentive Bonus	2008 Target Option Grant Award	2008 Base Salary
George H. Bernstein	$358,000	35,000	$373,000
Thomas Frank	$125,000	17,500	$258,000
G. Lee Bohs	$111,750	17,500	$245,000
Patricia B. Miller	$119,000	17,500	$230,000
Osborne F. Abbey	$75,500	13,000	$158,000
Jeanne Marie Welsko	$73,500	13,000	$156,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nobel Learning Communities, Inc. (Registrant)

September 12, 2007	By:	/s/ George Bernstein

	Name:	George Bernstein

	Title:	Chief Executive Officer

3